EXHIBIT 10.7

Workshop lease contract

Lessor (hereinafter referred to as Party A): Fujian Wuyi Automobile Manufacturing Co., Ltd.

Lessee (hereinafter referred to as Party B); Shenzhen CDT Environmental Technology Co., Ltd.

According to relevant laws and regulations, Party A and Party B have reached the following terms of the factory lease contract through friendly negotiation.

Both sides abide by it.

I.	Subject matter of the contract

The workshop leased by Party A to Party B (hereinafter referred to as the leased property) is located in No.2, Shangping Road, Shangchen Industrial Park, Jianyang District, Nanping City, Fujian Province. Name of the leased property: the back section of workshop 1 of No.3 factory building. The area is 500.00 square meters.

II. The lease term

The lease term is three years, from August 1, 2022 to July 31, 2025.

III. The rent and payment methods

1. The workshop rent is RMB 10 yuan/m2/month, and the monthly rent is RMB 5,000.00 yuan (during the lease period, if to use Party A’s workshop for driving, the inspection, maintenance and repair fees for driving shall be paid by Party B).

2. Party B shall pay the rent to Party A on a monthly basis, and Party B shall pay the rent before the 5th of each month.Party A issues an ordinary invoice for Party B

3. On the date of signing the contract, Party B shall pay Party A a 3-month performance bond, totaling RMB 15,000.00. Upon the expiration of the lease period, after Party A’s acceptance, if the leased property leased by Party B is not damaged, and there are no other water, electricity, etc. due arrears, the performance bond (without interest) will be returned when Party B goes through the lease withdrawal procedures.

4. During the lease period, Party B shall do a good job in electricity safety, and the total power of the electrical equipment used shall not be greater than the power load of the power supply provided by Party A, otherwise Party B shall bear the responsibility for all accidents.

5. Without the written permission of Party A, Party B shall not change the structure of the leased property without authorization, otherwise Party B shall compensate Party A for losses.

6. During the lease period, Party B shall not sublease the leased property to a third party without authorization, and once discovered, Party A has the right to terminate the contract at any time and pursue Party B’s liability for breach of contract.

7. During the lease period and in production and operation, Party B shall strengthen the safety production education of its employees, and be responsible for all the life safety of its employees, which has nothing to do with Party A.

8. When Party B leases Party A’s dormitory, it is strictly forbidden to cook rice in the dormitory. If the resulting fire or other accidents occur, Party B shall bear it by itself.

9. Party B renting Party A’s dormitory shall report the list of occupants to Party A and ensure that illegal activities are not carried out in the dormitory. In case of illegal acts, Party A has the right to take back the dormitory.

IV. Others

1. If Party B wants to continue to lease after the expiration of the lease period, it shall submit it in writing to Party A one month before the expiration of the lease period, and under the same conditions, Party B has the right of first refusal.

2. If the lease expires or the contract is terminated early through negotiation between Party A and Party B, Party B may recycle or dismantle the additional facilities and equipment by Party B within three days after the termination of the contract, and if it is not recovered or dismantled on time, it shall be deemed as waste. Party B shall return the leased property to Party A after restoring it to its original state, and if it cannot be restored, Party B shall compensate Party A for the loss.

3. If the leased property is damaged or caused by force majeure (such as flood, typhoon, earthquake, mudslide, war, riot, etc.), the two parties shall not be liable to each other. In the event of government demolition (relocation), Party A has the right to terminate this lease contract in advance, and this contract will be terminated naturally without compensation from both parties.

4. The rental matters such as offices and vacant land in the factory area shall be signed separately after consultation between the two parties, and the supplementary contract shall have the same effect as this contract.

5. If there are any unspecified matters in the contract, both parties may jointly negotiate to make supplementary provisions. The supplementary provisions are specifically the same as this contract.

V. If a dispute arises due to the performance of this agreement, it shall be resolved through negotiation between the two parties, and if the negotiation fails, it shall file a lawsuit with the people’s court where Party A is located.

VI. This contract shall come into effect after being sealed and signed by both parties.

VII. This contract is made in duplicate, with each party holding one copy, all of which are equally authentic.

Party A (seal): Fujian Wuyi Automobile Manufacturing Co., Ltd.

Representative (signature): /s/ Fujian Wuyi Automobile Manufacturing Co., Ltd.

Party B (seal): Shenzhen CDT Environmental Technology Co., Ltd.

Representative (signature): /s/ Shenzhen CDT Environmental Technology Co., Ltd.

             Date of signing: 2022.08.01